EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

                       FOSTER WHEELER CORPORATION (PARENT)
   PRINCIPAL CONSOLIDATED, WHOLLY OWNED SUBSIDIARIES (DIRECTLY OR INDIRECTLY)
                     Listed by Jurisdiction of Organization

AUSTRALIA
Foster Wheeler Australia Proprietary Limited, Melbourne

BERMUDA
Continental Finance Company, Ltd., Hamilton
FW Management Operations, Ltd., Hamilton
Foster Wheeler Trading Co. Ltd., Hamilton
Perryville Service Company Ltd., Hamilton
York Jersey Liability Ltd., Hamilton

BRAZIL
Foster Wheeler America Latina Ltda., Sao Paulo

CANADA
Foster Wheeler Limited, Ontario
Foster Wheeler Canadian Resources Limited, Alberta
Foster Wheeler Fired Heaters, Ltd., Calgary
La Societe D'Energie Foster Wheeler Ltd., Quebec

CHANNEL ISLANDS
FW Channel Islands Limited, Jersey

CHILE
Foster Wheeler Chile, S.A., Santiago
Foster Wheeler Talcahuano Operaciones y Mantenciones Ltda

FINLAND
Foster Wheeler Energia Oy, Helsinki

FRANCE
Foster Wheeler France, S.A., Paris

GERMANY
Foster Wheeler Energie GmbH, Dusseldorf

GREECE
Foster Wheeler Hellas Engineering and Construction AE,
    Athens

HUNGARY
FW Hungary Licensing Limited Liability Company,
    Hungary

INDIA
Foster Wheeler India Private Limited, Chennai

INDONESIA
Foster Wheeler (Indonesia) Ltd., Jakarta
P.T. Foster Wheeler Services, Jakarta

ITALY
Foster Wheeler Continental Europe S.r.l., Milan
Foster Wheeler Environmental Italia, S.r.l., Milan
Foster Wheeler Italiana, S.p.A., Milan
Lomellina Energia Operator S.r.l., Milan
Steril, S.p.A., Milan
World Services Italia S.p.A., Milan

MALAYSIA
Foster Wheeler (Malaysia) Sdn. Bhd., Kuala Lumpur

MAURITIUS
P.E. Consultants, Inc., Port Louis

MEXICO
Foster Wheeler Ingenieros y Constructores, S.A. de C.V.,
    Quadalajara

NETHERLANDS ANTILLES
Foster Wheeler N.V., Curacao

NETHERLANDS
Foster Wheeler Continental B.V., Amsterdam
Foster Wheeler Europe B.V., Amsterdam
FW Energie B.V., Amsterdam
FW Europe B.V., Amsterdam
FW Netherlands C.V., Amsterdam

NIGERIA
Foster Wheeler (Nigeria) Ltd., Lagos

PHILIPPINES
Foster Wheeler (Philippines) Corporation, Makati City

POLAND
Foster Wheeler Energia Polska Sp. Zo.o., Warsaw

PORTUGAL
F.W.-Gestao E Servicos, S.A., Funchal

SINGAPORE (REPUBLIC OF)
Foster Wheeler Eastern Private, Ltd., Singapore
Foster Wheeler Energy Pte. Ltd., Singapore
Foster Wheeler Vietnam Private Ltd., Singapore

SOUTH AFRICA
Foster Wheeler South Africa (Pty.) Ltd., Midrand

SPAIN
Foster Wheeler Iberia, S.A., Madrid
F.I. Controles, S.A., Madrid

SWEDEN
Foster Wheeler Energi AB, Norrkoping

THAILAND
Foster Wheeler Service (Thailand) Limited, Bankok

TURKEY
Foster Wheeler BIMAS Birlesik Insaat Ve Muhendislik,
   A. S., Istanbul

UNITED KINGDOM
Foster Wheeler Energy Limited, Reading
Foster Wheeler Environmental (U.K.) Ltd., Reading
Foster Wheeler Europe Limited, Reading

                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

                       FOSTER WHEELER CORPORATION (PARENT)
   PRINCIPAL CONSOLIDATED, WHOLLY OWNED SUBSIDIARIES (DIRECTLY OR INDIRECTLY)
                     Listed by Jurisdiction of Organization

Foster Wheeler Limited, Reading
Foster Wheeler (London) Limited, Reading
Foster Wheeler (Pacific) Ltd., Reading
Foster Wheeler (Indonesia) Ltd., Reading
Foster Wheeler World Services, Limited, Reading
FW Management Operations (U.K.) Ltd., Reading
Foster Wheeler Petroleum Development Ltd., Reading
Foster Wheeler (Process Plants) Limited, Reading
Foster Wheeler G.B. Limited, Reading
International Management Systems, Ltd., Reading
Operations International Limited, Reading
Process Industries Agency Limited, Reading
Process Plants Suppliers Limited, Reading

UNITED STATES
A/C Power, Maryland
Adirondack Resource Recovery Associates, L.P.,
    Delaware
Camden County Energy Recovery Associates L.P.,
    Delaware
Camden County Energy Recovery Corp., Delaware
Equipment Consultants, Inc., Delaware
Fosterfarms, Inc., Deleware
Foster Wheeler Adirondack, Inc., Delaware
Foster Wheeler Andes, Inc., Delaware
Foster Wheeler Arabia Ltd., Delaware
Foster Wheeler Asia Ltd., Delaware
Foster Wheeler Avon, Inc., Delaware
Foster Wheeler Bedminster, Inc., Delaware
Foster Wheeler Bridgewater, Inc., Delaware
Foster Wheeler Broome County, Inc., Delaware
Foster Wheeler Camden Holdings, Inc., Delaware
Foster Wheeler Camden, L.P., Delaware
Foster Wheeler Canoas, Inc., Delaware
Foster Wheeler Capital & Finance Corporation, Delaware
Foster Wheeler Charleston Resource Recovery, Inc.,
   Delaware
Foster Wheeler China, Inc., Delaware
Foster Wheeler Constructors, Inc., Delaware
Foster Wheeler Continental U.S. Inc., Delaware
Foster Wheeler Development Corporation, Delaware
Foster Wheeler Energy China, Inc., Delaware
Foster Wheeler Energy Corporation, Delaware
Foster Wheeler Energy International, Inc., Delaware
Foster Wheeler Energy Manufacturing, Inc., Delaware
Foster Wheeler Energy Services, Inc., California
Foster Wheeler Environmental Corporation, Texas
Foster Wheeler Facilities Management, Inc., Delaware
Foster Wheeler Funding Corporation, Delaware
Foster Wheeler Greenhouses, L.P., Delaware
Foster Wheeler Hudson Falls, Inc., Delaware
Foster Wheeler Hydrobras, Inc., Delaware
Foster Wheeler Hydroven, Inc., Delaware
Foster Wheeler Hydrox, Inc., Delaware
Foster Wheeler Intercontinental Corporation, Delaware
Foster Wheeler International Corporation, Delaware
Foster Wheeler Maintenance, Inc., Delaware
Foster Wheeler Martinez, Inc., Delaware
Foster Wheeler Middle East Corporation, Delaware
Foster Wheeler Mt. Carmel, Inc., Delaware
Foster Wheeler Operations, Inc., Delaware
Foster Wheeler Penn Resources, Inc., Delaware
Foster Wheeler Power Corporation, Delaware
Foster Wheeler Power Systems, Inc., Delaware
Foster Wheeler Pyropower, Inc., New York
Foster Wheeler Real Estate Development Corporation,
    Delaware
Foster Wheeler Rio Grande, L.P., Delaware
Foster Wheeler Santiago, Inc., Delaware
Foster Wheeler Twin Cities, Inc., Delaware
Foster Wheeler USA Corporation, Delaware
Foster Wheeler Virgin Islands, Inc., Delaware
Foster Wheeler Wood Resources, Inc., Delaware
Foster Wheeler World Services Corp., Delaware
Foster Wheeler Zack, Inc., Delaware
FW Licensing Services, GP, Delaware
FW Technologies Holding, LLC, Delaware
FWPS Specialty Products, Inc., Delaware
GTC Technology Corporation, Delaware
Hartman Consulting Corporation, Delaware
Martinez Cogen Limited Partnership, Delaware
Process Consultants, Inc., Delaware
Pyropower Operating Services Company, Inc., California

VENEZUELA
Foster Wheeler Caribe Corporation, C.A., Caracas

                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

                       FOSTER WHEELER CORPORATION (PARENT)
       PRINCIPAL CONSOLIDATED, OWNED SUBSIDIARIES (DIRECTLY OR INDIRECTLY)
                     Listed by Jurisdiction of Organization


BERMUDA
The Hydrogen Company of Paraguana Ltd., Hamilton (50%)

BRAZIL
BOC/FW Canoas Hidrogenio Ltda., Rio de Janiero (50%)

CHILE
Compania de Hidrogeno de Talcahuano, Santiago (51%)
Petropower Energia Limitada, Santiago (85%)

CHINA, PEOPLES REPUBLIC OF
Foster Wheeler Power Machinery Company Limited, Guangdong Province (52%)

COLOMBIA
Foster Wheeler Andina, S.A., Bogota (83.6%)

FINLAND
Oy Bioflow A.B., Helsinki (51%)

IRELAND
Project Management Holdings Limited (25%)

ITALY
Centro Energia Operator Teverola, S.r.l., Teverola (50%)
Centro Energia Gas S.p.A., Milan (50%)
Centro Energia Operator Ferrara S.r.l., Milan (50%)
SEF S.r.l., Milan (50%)
SET S.r.l., Milan (25%)
S.T.A.I. S.p.A., Brescia (40%)
Trieste Sviluppo S.r.l., Milan (60%)
URBE Energia S.r.l., Rome (50%)
Voghera Energia S.r.l., Pavia (40%)

JAPAN
Foster Wheeler K.K., Tokyo (85%)

NIGERIA
Foster Wheeler Environmental Company Nigeria Limited, Lagos (87%)

NORWAY
Sorco Holdings AS, Stavanger (11.1%)

OMAN
Chiyoda-Foster Wheeler and Company LLC, Muscat (32.5%)

POLAND
Foster Wheeler Energy FAKOP Ltd., Sosnowiec (51%)

THAILAND
Thai Maintenance Contracting Company Limited, Rayong (49%)

UNITED STATES
Foster Wheeler Coque Verde, L.P., Delaware (85%)
ThermoEnergy Environmental Corporation, New Jersey (50.1%)

VENEZUELA
OTEPI FW, S.A., Caracas (50%)